Exhibit 5.1
FOLEY & LARDNER LLP
ATTORNEYS AT LAW
100 NORTH TAMPA STREET, SUITE 2700
TAMPA, FL 33602-5810
P.O. BOX 3391
TAMPA, FL 33601-3391
813.229.2300 TEL
813.221.4210 FAX
www.foley.com
CLIENT/MATTER NUMBER
037930/0101
August 18, 2006
Comprehensive Care Corporation
3405 W. Martin Luther King, Jr. Blvd., Suite 101
Tampa, Florida 33607

Re:	Registration Statement on Form S-8 Relating to the Comprehensive Care
Corporation Amended and Restated Non-Employee Directors’ Stock Option Plan, as amended
     Ladies and Gentlemen:
     We have acted as counsel for Comprehensive Care Corporation, a Delaware corporation (the “Registrant”), in connection with the preparation of a Form S-8 Registration Statement (the “Registration Statement”) to be filed by the Registrant with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the additional 750,000 shares of the Registrant’s Common Stock, $.01 par value per share (the “Common Stock”), which may be issued or acquired pursuant to the Amended and Restated Non-Employee Directors’ Stock Option Plan, as amended (the “Plan”). This opinion letter is rendered pursuant to Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K. The additional 750,000 shares of Common Stock issuable pursuant to the Plan are referred to herein as the “Shares.”
     We have examined and are familiar with the Restated Certificate of Incorporation of the Registrant, as amended, Restated Bylaws of the Registrant, as amended, proceedings of the Board of Directors of the Registrant in connection with the adoption and amendment of the Plan, and such other records and documents of the Registrant, certificates of public officials and such other documents as we have deemed appropriate as a basis for the opinions set forth in this opinion letter.
     Based on the foregoing, it is our opinion that the Shares of common stock covered by the Registration Statement and to be issued pursuant to the Plan, when issued in accordance with the terms and conditions of the Plan, will be legally and validly issued, fully paid and nonassessable.
     This opinion letter is provided to you for your benefit and for the benefit of the Securities and Exchange Commission, in each case, solely with regard to the Registration Statement, may be relied upon by you and the Commission only in connection with the Registration Statement, and may not be relied upon by any other person or for any other purpose without our prior written consent. We hereby consent to the inclusion of this opinion as Exhibit 5.1 in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Commission promulgated thereunder.
Very Truly Yours,
/s/ Foley & Lardner LLP
FOLEY & LARDNER, LLP